3rd Quarter Financial Results Presentation October 30, 2018 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions, and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp., as well as Stifel, Nicolaus & Company, Incorporated and its subsidiaries (collectively, “SF” or the “Company”). These statements can be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” and similar expressions. In particular, these statements may refer to our goals, intentions, and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company’s annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things, changes in general economic and business conditions, actions of competitors, regulatory and legal actions, changes in legislation, and technology changes. Use of Non-GAAP Financial Measures The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three and nine months ended September 30, 2018. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of ongoing business. Management has not included costs which they believe are duplicative in the analysis below. A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

Highlights & Third Quarter Results Non-GAAP Net Revenue of $738 million, up 2% Y/Y. Record Asset Management & Services Fees of $201 million, up 12% Y/Y. Record Net Interest Income of $121 million, up 21% Y/Y. Non-GAAP Comp. Ratio of 56.5%, down 460 bps Y/Y Non-GAAP Pre-tax Margin of 20.6%, up 380 bps Y/Y Non-GAAP ROE of 15.5% & Non-GAAP ROTCE of 25.2% Added 31 Net New Advisors in Quarter Record Client AUA of $289 billion Record Fee-based Assets of $96 billion Closed Acquisition of Business Bancshares, Inc. Repurchased 1.2 million shares since end of Second Quarter 2018

Highlights & Nine Month Results GAAP EPS of $3.35, up 52% Non-GAAP EPS of $3.72, up 48% Non-GAAP Net Revenue of $2.23 billion, up 5% Record Asset Management & Services Fees of $596 million, up 16% Record Net Interest Income of $350 million, up 26% Non-GAAP Comp. Ratio of 58.7%, down 290 bps Non-GAAP Pre-tax Margin of 18.8%, up 280 bps

Fourth Quarter 2018 & Initial 2019 Outlook * All dollar amounts and ratios are non-GAAP * * Non-Compensation ranges exclude loan loss provision expense and investment banking gross ups.

Segment Results

Global Wealth Management

Institutional Group

Revenue & Expenses

Brokerage Revenue and Asset Management & Service Fees * Sum of Global Wealth Management Brokerage Revenue and Asset Management & Service Fees

Investment Banking Revenue

Net Interest Income *Yields for Average Assets & Liabilities include the impact of Financial Instruments Owned, Stock Loan, Stifel Capital Trusts, Cash and Other. **Net interest margin in historical periods reflect impact of reverse repos

Stifel Bancorp, Inc.

Expenses * For reconciliation of GAAP to non-GAAP expenses, refer to our third quarter 2018 earnings release.

Balance Sheet

Balance Sheet 159% Growth Infrastructure Build 139% Growth * 3Q18 Capital ratios are estimated

Q&A